UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35203

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 1, 2008, Alabama National BanCorporation (the “Company”) executed a Commercial Promissory Note (the “Promissory Note”) in favor of RBC Centura Bank that provides for loans to the Company of up to $7.5 million. The purpose of the Company entering into the Promissory Note arrangement is to fund the redemption of the Indian River Capital Trust I Floating Rate Junior Subordinated Deferrable Interest Debentures in the principal amount of $7,217,000, which debentures are to be redeemed on February 7, 2008. The Promissory Note bears interest at LIBOR plus 0.81% and is payable on the earlier of demand or February 1, 2010.

The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to a copy of the Promissory Note that is attached as Exhibit 10.1 to this Form 8-K, and is incorporated into this report by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The description of the Promissory Note set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

10.1	Commercial Promissory Note dated February 1, 2008 in favor of RBC Centura Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National BanCorporation

By:	/s/ William E. Matthews, V William E. Matthews, V
Executive Vice President and Chief Financial Officer

Dated: February 1, 2008

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	Commercial Promissory Note dated February 1, 2008 in favor of RBC Centura Bank